                          REGISTRATION RIGHTS AGREEMENT

This Registration Rights Agreement (this "Agreement") is entered into as of
February 16, 2004 (the "Effective Date") by and between Murray Zung, M.D., a New
York resident (the "Investor") and SurfNet Media Group, Inc., a Delaware
corporation (the "Company").

                                    Recitals

        A. The Investor has purchased 230,769 shares of the $.0001 common stock of the Company and, pursuant to a Warrant from the Company of even date herewith has the right to purchase an additional 230,769 shares on or before ninety (90) days from the date hereof (or if the Investor fails to purchase an additional 230,769 shares by such date, to purchase in lieu thereof an additional 100,000 shares of the $.001 common stock on the terms set forth in the Warrant by September 15,
           2003) (the "Registrable Shares");

        B. The execution and delivery of this Agreement is a material inducement and consideration to the Investor to enter into the purchase of the
           Registrable Shares and a condition to the transactions contemplated hereby.

                                   Agreement

In consideration of the foregoing premises and the representations, warranties, and covenants set forth in this Agreement, the Investor and the Company hereby agree as follows:

                                       1.
                                  DEFINITIONS

Capitalized terms used in this Agreement and not otherwise defined herein or in the Stockholder Agreement shall have the respective meanings set forth below.

"ADVERSE DISCLOSURE" means public disclosure of material non-public information relating to a Significant Transaction, which disclosure, in the good faith judgment of a majority of the directors of the Company ("Company Directors"),
(i) would be required to be made in any registration statement filed with the
Commission by the Company so that such registration statement would not be materially misleading; and (ii) would have an adverse effect on the Company's ability to complete such Significant Transaction, or the terms upon which such
Significant Transaction can be completed.

"COMMISSION" means the Securities and Exchange Commission.

"REGISTRATION" has the meaning set forth in Section 2.1.

"REGISTER," "REGISTERED" and "REGISTRATION" refer to a registration effected by preparing and filing of an appropriate registration statement with the
Commission in compliance with the Securities Act.

"REGISTRABLE SHARES" means (i) the shares of Common Stock acquired by the
Investor. All Registrable Shares shall cease to be Registrable Shares when transferred to any person or entity other than permitted transferees in accordance with the terms of this Agreement, or (a) when sold in a registered public offering or in accordance with Rule 144 promulgated by the Commission under the Securities Act, or (b) when permitted to be sold in accordance with
Rule 144(k).

"REGISTRATION EXPENSES" means all expenses, except Selling Expenses, incurred by the Company in complying with Article 2, including, without limitation, all registration, qualification and filing fees, printing expenses, escrow fees, fees and disbursements of counsel for the Company, blue sky fees and expenses, and the expense of any special audits incident to or required by any such registration.

"SELLING EXPENSES" means all selling commissions, and stock transfer taxes applicable to the sale of the Registrable Shares.

"SIGNIFICANT TRANSACTION" means a pending or imminent material acquisition, disposition, financing, corporate reorganization or other business combination or divestiture transaction.

                                   ARTICLE 2
                                 REGISTRATIONS

2.1 REQUEST FOR REGISTRATION. At any time after the date hereof, if the Company proposes to register any Common Stock for sale solely for cash, either for its own account or for the account of a stockholder or stockholders (a
    "Company Registration"), then the Company shall give the Investor written notice of its intention to do so and of the intended method of sale not fewer than 15 days prior to the anticipated filing date of the registration statement effecting such Company Registration. The Investor may request inclusion of any Registrable Shares in such Company Registration by delivering to the Company, within 10 days after receipt of the Company's notice, a written notice stating the number of Registrable Shares proposed to be included and that such shares are to be included only on the same terms and conditions as the shares of Common Stock otherwise being sold by the Company under such Registration. The Company shall include in the
    Company Registration and any related offering all Registrable Shares specified in the Investor's notice.

2.2 LIMITATIONS ON REGISTRATIONS. The Company's obligation to include
    Registrable Shares in the Company Registration pursuant to Section 2.1 shall be subject to the following limitations:

        2.2.1 The Company shall not be obligated to include any Registrable Shares in a registration statement (i) filed on Form S-4 or FormS-8 or such other similar successor forms then in effect under the Securities Act,
              (ii) pursuant to which the Company is offering to exchange its own securities, or (iii) relating to dividend reinvestment plans.

                                   ARTICLE 3
                      REGISTRATION PROCEDURES AND EXPENSE

3.1. REGISTRATION PROCEDURES. If and whenever the Company is required pursuant to this Agreement to use its reasonable efforts to effect the registration of any of the Registrable Shares, the Investor shall furnish in writing such information regarding the Investor and its Affiliates, the Registrable
     Shares being registered and offered, and the intended method of distribution of such Registrable Shares as is reasonably requested by the
     Company for inclusion in the registration statement relating to such offering pursuant to the Securities Act and the rules of the Commission thereunder, and the Company shall, as expeditiously as reasonably practicable:

        3.1.1 prepare and file with the Commission a registration statement
              (including a prospectus therein) with respect to such securities and use its reasonable efforts to cause such registration statement to become and remain effective for such period as may be necessary to permit the successful marketing of such securities, but not exceeding
              120 days for an offering in connection with a Demand Registration, or, with regard to an offering in connection with a Company Registration, for the period associated with such offering;

        3.1.2 prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to comply with the Securities Act and the rules of the Commission thereunder; and to keep such registration statement effective for that period of time specified in Section
              3.1.1;

        3.1.3 furnish to the Investor such number of prospectuses and preliminary prospectuses in conformity with the requirements of the Securities
              Act, and such other documents as the Investor may reasonably request in order to facilitate the public sale or other disposition of the
              Registrable Shares being sold;

        3.1.4 furnish to the Investor a signed counterpart, addressed to the
              Investor, if any, of (i) a letter from the independent certified public accountants of the Company providing substantially that such accountants are independent certified public accountants within the meaning of the Securities Act and that in the opinion of such accountants, the financial statements and other financial data of the
              Company included in the registration statement and the prospectus, and any amendment or supplement thereto, comply as to form in all material respects with the applicable accounting requirements of the Securities
              Act, and (ii) an opinion of outside legal counsel to the Company,

              dated the effective date of the registration statement, covering substantially the same matters with respect to the registration statement and the prospectus included therein as are customarily covered (at the time of such registration) in the opinions of issuer's counsel in comparable underwritten public offerings;

        3.1.5 use its reasonable efforts to register or qualify the Registrable
              Shares covered by such registration statement under such securities or blue sky laws of such jurisdictions within the United States as the
              Investor shall reasonably request; provided, however, that the Company shall not be required to qualify generally to do business in any jurisdiction where it is not then so qualified, or to take any action that would subject it to general service of process in any such jurisdiction where it is not then so subject, or subject the Company to any tax in any such jurisdiction where it is not then so subject;

        3.1.6 cause all such Registrable Shares to be listed on each securities exchange on which similar securities issued by the Company are then listed;

        3.1.7 provide a transfer agent and registrar for all such Registrable
              Shares not later than the effective date of such registration statement;

        3.1.8 make available for inspection by the Investor and its attorneys, and any accountant or other agent retained by the Investor, all financial and other records, pertinent documents and properties of the Company, and cause the Company's Affiliates (to the extent it controls such
              Affiliates), employees, and agents to supply all information reasonably requested by the Investor and any such attorney, accountant or agent in connection with the preparation of such registration statement.

3.2. EXPENSES. The Company shall pay all Registration Expenses, except as may be required to update any registration statement kept effective for more than the period of time required by Section 3.1.1.

                                   ARTICLE 4
                                INDEMNIFICATION

4.1. INDEMNIFICATION BY THE COMPANY. In the event of a registration of any
     Registrable Shares pursuant to this Agreement, the Company shall indemnify and hold harmless each seller of Registrable Shares, and each person, if any, who controls such seller, and each officer, director, employee and advisor of each of the foregoing (each an "Investor Indemnitee"), against any expenses, losses, claims, damages or liabilities, joint or several, to which such Investor Indemnitee may become subject under the Securities Act, any state securities law or otherwise, including any of the foregoing incurred in settlement of any litigation, commenced or threatened, insofar as such expenses, losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i)any untrue statement or alleged untrue statement of any material fact contained in any registration statement under which such shares are registered under the Securities Act, any preliminary prospectus or final prospectus contained therein, any summary prospectus used in connection with any securities being registered, or any amendment or supplement thereto; or (ii) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; or (iii) any violation by the
     Company of the Securities Act or rules of the Commission thereunder or any blue sky laws or any rules promulgated thereunder, and shall reimburse each such Indemnitee for any legal or any other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company shall not be liable in any such case to the extent that any such expense, loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in such registration statement, said preliminary prospectus or said prospectus or summary prospectus or said amendment or supplement in reliance upon and in conformity with written information furnished to the
     Company by or on behalf of the Investor specifically for use in the preparation thereof; and provided, further, that if any expenses, losses, claims, damages or liabilities arise out of or are based upon an untrue statement, alleged untrue statement, omission or alleged omission contained in any preliminary prospectus which did not appear in the final prospectus, the Company shall not have any liability with respect thereto to any
     Investor Indemnitee if any Investor Indemnitee delivered a copy of the preliminary prospectus to the person alleging such expenses, losses, claims, damages or liabilities and failed to deliver a copy of the final prospectus as amended or supplemented if it has been amended or supplemented, to such person at or prior to the written confirmation of the sale to such person.

4.2. INDEMNIFICATION BY THE INVESTOR. In the event of a registration of any
     Registrable Shares pursuant to this Agreement, the Investor shall indemnify and hold harmless the Company and each person, if any, who controls the
     Company within the meaning of the Securities Act, each officer of the
     Company who signs the registration statement, each director of the Company
     (each a "Company Indemnitee"), against any and all such expenses, losses, claims, damages or liabilities referred to in Section 4.1 if the statement, alleged statement, omission or alleged omission in respect of which such expense, loss, claim, damage or liability is asserted was made in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of a holder of Registrable Shares specifically for use in connection with the preparation of such registration statement, preliminary prospectus, prospectus, summary prospectus, amendment or supplement;
     provided, however, that if any expenses, losses, claims, damages or liabilities arise out of or are based upon an untrue statement, alleged untrue statement, omission or alleged omission contained in any preliminary prospectus which did not appear in the final prospectus, the Investor shall not have any such liability with respect thereto to any Company Indemnitee if any Company Indemnitee delivered a copy of the preliminary prospectus to the person alleging much expenses, losses, claims, damages or liabilities and failed to deliver a copy of the final prospectus, as amended or supplemented if it has been amended or supplemented, to such person at or prior to the written confirmation of the sale to such person.

4.3. CONTRIBUTION. If the indemnification provided for in Sections 4.1 or 4.2 above is unavailable to an indemnified party in respect of any losses, claims, damages or liabilities referred to therein, then in lieu of indemnifying such indemnified party thereunder, the indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities, in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified parties on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified parties shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party, or by the indemnified parties, and the parties'
     relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The parties agree that it would not be just and equitable if contribution pursuant to this Section
     4.3 were determined by pro rata allocation or by any other method of allocation which does not take into account the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities or actions in respect thereof referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. No person guilty of fraudulent misrepresentations (within the meaning of Section 11(f) of the Securities
     Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

4.4. INDEMNIFICATION PROCEDURES. Promptly after receipt by an indemnified party of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under this Article 4 or to the extent that it has not been prejudiced as a proximate result of such failure. In case any such action shall be brought against any indemnified party, and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party; provided, however, that if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the Company, the indemnified party or parties shall have the right to select one separate counsel to assert such legal defenses (in which case the indemnifying party shall not have the right to direct the defense of such action on behalf of the indemnified party or parties). Upon the permitted assumption by the indemnifying party of the defense of such action, and approval by the indemnified party of counsel, the indemnifying party shall not be liable to such indemnified party under this Article 4 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof
     (other than reasonable costs or investigation) unless (i) the indemnified party shall have employed one separate counsel in connection with the assertion of legal defenses in accordance with the proviso to the next preceding sentence, (ii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time, (iii) the indemnifying party and its counsel do not actively and vigorously pursue the defense of such action or (iv) the indemnifying party has authorized the employment of counsel for the indemnified party at the expense of the indemnifying party.

                                   ARTICLE 5
                                 MISCELLANEOUS

5.1 GOVERNING LAW; CONSENT TO JURISDICTION. This Agreement shall be governed by, construed under and enforced in accordance with, the laws of the State of Delaware without regard to its conflict-of-laws principles. The Investor and the Company agree that (i) any legal action or proceeding arising out of or in connection with this Agreement or the transactions contemplated hereby shall be brought only in the courts of the State of Delaware or
    Federal courts of the United States of America sitting in Delaware, (ii)
    each irrevocably submits to the jurisdiction of each such court, and (iii)
    any summons, pleading, judgment, memorandum of law, or other paper relevant to any such action or proceeding shall be sufficiently served if delivered to the recipient thereof by certified or registered mail (with return receipt) at its address set forth in Section 5.3. Nothing in the proceeding sentence shall affect the right of any party to proceed in any jurisdiction for the enforcement or execution of any judgment, decree or order made by a court specified in said sentence.

5.2 SPECIFIC PERFORMANCE. The parties hereto acknowledge and agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specifications or were otherwise breached. It is accordingly agreed that each of the parties hereto shall be entitled to an injunction or injunctions to prevent or cure breaches of the provisions of this Agreement by the other and to enforce specifically the terms and provisions of this Agreement, this being in addition to any other remedy to which they may be entitled by law or equity.

5.3 NOTICES. Any notice required or permitted to be given under this Agreement shall be written, and may be given by personal delivery, by cable, telecopy, telex or telegram (with a confirmation copy mailed as follows), by Federal Express, United Parcel Service, DHL, or other reputable commercial delivery service, or by registered or certified mail, first-class postage prepaid, return receipt requested. Notice shall be deemed given upon actual receipt. Mailed notices shall be addressed as follows, but each party may change address by written notice in accordance with this paragraph.

                  TO THE INVESTOR:

                    Murray Zung. M.D.

                    24 Overhill Road
                    New Rochelle, NY  10804

                  TO THE COMPANY:

                    SurfNet Media Group, Inc.
                    2245 West University Drive, Suite 9
                    Tempe, AZ  85281
                    Attention:  President

5.4 WAIVER. Each party hereto may in its sole discretion (i) extend the time for the performance of any of the obligations or other acts of the other party hereunder or (ii) waive compliance by the other party with any of the agreements or conditions contained herein. No term or provision hereof shall be deemed waived and no breach hereof excused unless such waiver or consent shall be in writing and signed by the party claimed to have waived or consented (in the case of the Company, by a majority of the Company
    Directors so waiving or consenting). No waiver hereunder shall apply or be construed to apply beyond its expressly stated terms. No failure to exercise and no delay in exercising any right, remedy, power or privilege hereunder shall operate as a waiver thereof, and no single or partial exercise of any right, remedy, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. No failure to insist upon strict performance of any term or provision of this Agreement, or to exercise any right hereunder, shall be construed as a waiver or as a relinquishment of such term, provision, or right.

5.5 SUCCESSORS, ASSIGNMENT; PARTIES IN INTEREST AND THIRD PARTY BENEFICIARIES.
    This Agreement and the rights hereunder may be assigned by the Investor without the prior written consent of the other party. This Agreement shall be binding upon and inure solely to the benefit of the Investor and the
    Company and their respective successors and assigns, and except as provided in this Section 5.5, nothing in this Agreement, express or implied, is intended to or shall confer upon any other person any rights, benefits or remedies of any nature whatsoever under or by reason of this Agreement.

5.6 ENTIRE AGREEMENT. This Agreement constitutes the entire agreement between the Investor and the Company with respect to the subject matter hereof and thereof and the transactions contemplated hereby and thereby and supersedes all prior or contemporaneous, written or oral agreements or understandings with respect thereto.

5.7 AMENDMENT. This Agreement may be amended only to the extent permissible under applicable law and only by a written instrument executed and delivered by a duly authorized officer of the Investor and a duly authorized officer of the Company.

5.8 SEVERABILITY. The provisions set forth in this Agreement are severable. If any provision of this Agreement is held invalid or unenforceable in any jurisdiction, the remainder of this Agreement, and the application of such provision to other persons or circumstances, shall not be affected thereby,

    and shall remain valid and enforceable in such jurisdiction, and any such invalidity or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

5.9 CUMULATION OF REMEDIES. All remedies available to any party for breach or non-performance of this Agreement are cumulative and not exclusive of any rights, remedies, powers or privileges provided by law, and may be exercised concurrently or separately, and the exercise of any other remedy shall not be deemed an election of such remedy to the exclusion of other remedies.

5.10 FAIR CONSTRUCTION. This Agreement shall be deemed the joint work product of the Investor and the Company without regard to the identity of the draftsperson, and any rule of construction that a document shall be interpreted or construed against the drafting party shall not be applicable.

5.11 HEADINGS; REFERENCES. Headings used in this Agreement are inserted as a matter of convenience and for reference, do not constitute a part of this
     Agreement for any other purpose, and shall not affect the interpretation or enforcement hereof or thereof.

5.12 COUNTERPARTS. This Agreement may be executed in two counterparts, each of which shall be deemed an original, but both of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have executed and delivered this
Agreement as of the date first above written.

The Company:

SURFNET MEDIA GROUP, INC.,

         /s/ Robert D. Arkin
By:      ___________________________
         Robert D. Arkin
         Chairman

Investor:

/s/ Murray Zung, M.D.
_____________________________
Murray Zung, M.D.